The Allied Defense Group, Inc.

THE ALLIED DEFENSE GROUP ANNOUNCES THIRD QUARTER 2009
FINANCIAL RESULTS

VIENNA, Va., November 16, 2009 — The Allied Defense Group, Inc. (NYSE Amex: ADG), a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products and services for use by the U.S. and foreign governments, today announced results for the quarter ended September 30, 2009.

Financial Results:

•	Revenue of $36.2 million compared to $49.3 million in the third quarter of 2008

•	Net loss of $3.3 million compared to net loss of $6.2 million during the third quarter of 2008

•	EBITDA* from continuing operations of $4.3 million for the nine months ended September 30, 2009

•	Funded, committed backlog of $89.6 million as of September 30, 2009

“During the third quarter we continued to advance our engagements throughout the world,” said Major General (Ret) John J. Marcello, President and Chief Executive Officer of The Allied Defense Group. “While we are not pleased that the timing of certain contracts and shipments were delayed beyond the end of the quarter, these opportunities either remain active in our pipeline or have already closed. These ebbs and flows should be expected from quarter-to-quarter given the nature of the global ammunition business. More importantly, however, we continue to be very encouraged by the growing number of opportunities available to us in the marketplace. Our unique positioning, combined with our extensive international relationships, will serve us well as we bring these opportunities to fruition.”

Business Segment Details:

Mecar SA

•	Revenue of $19.1 million compared to $32.2 million in the third quarter of 2008

•	Backlog of $83.9 million as of September 30, 2009

Mecar USA

•	Revenue of $17.1 million compared to $17.0 million in the third quarter of 2008

•	Backlog of $5.7 million as of September 30, 2009

Third Quarter Summary

Revenue was $36.2 million in the third quarter of 2009, down 27% from the same period of 2008. Lower revenue was due to lower manufacturing activity and a mix of lower value sales contracts at Mecar SA. Gross margin was 10% in the third quarter of 2009, compared to 13% for the same period in 2008. The decline in gross margin was the result of a lower volume of revenue and hours worked at Mecar SA. Lower revenue and gross margins in the current quarter were partially offset by better margin contracts at Mecar USA.

Net loss from continuing operations was $3.2 million in the third quarter of 2009, compared to a net loss of $3.3 million during the same period of 2008. Diluted loss per share from continuing operations was $0.39 in the third quarter of 2009, compared to a loss of $0.41 during the same period of 2008. EBITDA* from continuing operations was a loss of $0.7 million in the third quarter of 2009, compared to income of $2.7 million during the same period of 2008.

Results from continuing operations in the current period were positively impacted by a $0.3 million gain associated with Mecar SA’s forward exchange contracts. Selling and administrative expenses were $4.9 million, roughly in-line with the same period last year. Interest expense was $1.3 million, down from $1.4 million in the same period in 2008.

Nine-Month Summary

Revenue was $115.1 million for the nine months ended September 30, 2009, compared to $116.4 million during the same period of 2008. Gross margin was 13% for the nine months ended September 30, 2009, compared to 16% for the same period in 2008.

Net loss from continuing operations was $2.6 million for the nine months ended September 30, 2009, compared to a net loss of $6.7 million during the same period of 2008. Diluted loss per share from continuing operations was $0.32 for the nine months ended September 30, 2009, compared to a loss of $0.83 during the same period of 2008. EBITDA* from continuing operations was $4.3 million for the nine months ended September 30, 2009, compared to $7.6 million during the same period of 2008.

As of September 30, 2009, the Company’s firm committed backlog was $89.6 million, compared to $168.4 million as of September 30, 2008.

Cash Flow

At September 30, 2009, the Company had $4.1 million of cash on hand. This is up from $1.7 million at June 30, 2009.

The Company used $9.6 million of cash in operating activities during the nine months ended September 30, 2009 as compared to $17.6 million of cash used during the same period of 2008.

Cash provided by investing activities was $0.9 million during the nine months ended September 30, 2009 as compared to $0.8 million generated during the same period of 2008. Cash provided by financing activities was $3.9 million during the nine months ended September 30, 2009 as compared to utilized cash of $0.4 million during the same period of 2008. The increase in cash provided by financing activities stemmed from short term financing made available by the Mecar SA bank group.

“Our cash position has improved during the third quarter.” said Debbie Ricci, Chief Financial Officer of The Allied Defense Group. “We are working hard to secure a longer-term lending facility to bolster our working capital needs. In the meantime, we will continue to carefully manage our cash until we secure appropriate working capital solutions.”

Conference Call

The Company will host a conference call to discuss these results today, November 16, 2009, at 5:00
p.m. (ET). To access the conference call, interested parties may call (888) 286-2314 within the
United States or (719) 325-2479 outside the United States. A replay of the call will be available from approximately 8:00 p.m. (ET) today, November 16, 2009, through 11:59 p.m. (ET) on November 23,
2009. To access the replay, please call (888) 203-1112 in the United States, or (719) 457-0820 outside the United States, and enter the following code: 2628448.The Allied Defense Group,
Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars, except per share and share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
Revenue		$36,185	$49,247	$115,113	$116,364
Cost and expenses
Cost of sales		32,738	42,851	99,614	97,323
	Selling and administrative	4,902	4,877	13,653	15,125
	Research and development	443	535	1,515	1,667
	Impairment of long-lived assets	-	462	-	462

	Operating income (loss)	(1,898)	522	331	1,787

Other income (expenses)
Interest income		20	102	83	511
Interest expense		(1,282)	(1,429)	(3,186)	(5,470)
	Net gain (loss) on fair value of senior
	convertible notes and warrants	10	(155)	257	(682)
	Gain (loss) from foreign exchange contracts	343	(1,329)	912	(1,473)
Other-net		(402)	(846)	(1,205)	(837)

		(1,311)	(3,657)	(3,139)	(7,951)

	Loss from continuing
	operations before income
	taxes	(3,209)	(3,135)	(2,808)	(6,164)
Income tax (benefit) expense		(4)	173	(199)	495

Loss from continuing operations		(3,205)	(3,308)	(2,609)	(6,659)

Income (loss) from discontinued operations, net of tax
	Gain on sale of subsidiaries	45	—	1,856	113
	Loss from discontinued
	operations	(114)	(2,912)	(1,679)	(2,063)

	Net income (loss) from
	discontinued operations	(69)	(2,912)	177	(1,950)

NET LOSS		$(3,274)	$(6,220)	$(2,432)	$(8,609)

Earnings (Loss) per share — basic and diluted:
	Net loss from continuing operations	$(0.39)	$(0.41)	$(0.32)	$(0.83)
	Net earnings (loss) from discontinued
operations		(0.01)	(0.36)	0.02	(0.24)
	Total loss per share -
	basic and diluted	$(0.40)	$(0.77)	$(0.30)	$(1.07)

Weighted average number of common shares:
Basic		8,143,661	8,067,089	8,102,913	8,034,164
Diluted		8,143,661	8,067,089	8,102,913	8,034,164

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars, except per share and share data)

	September 30,	December 31,
ASSETS	2009	2008 (a)
Current Assets
Cash and cash equivalents	$4,083	$8,816
Restricted cash	8,039	9,666
Accounts receivable, net	20,610	12,646
Costs and accrued earnings on uncompleted contracts	35,360	21,999
Inventories, net	20,798	21,508
Contracts in progress	2,413	1,469
Prepaid and other current assets	4,145	3,137
Assets held for sale	—	4,474
Total current assets	95,448	83,715

Property, Plant and Equipment, net	17,789	19,525

Other Assets	1,852	459

TOTAL ASSETS	$115,089	$103,699

CURRENT LIABILITIES
Current maturities of senior secured convertible notes	$-	$933
Bank overdraft facility	4,657	381
Current maturities of long-term debt	5,294	2,659
Current maturities of foreign exchange contracts	261	405
Accounts payable	15,983	14,536
Accrued liabilities	18,100	16,099
Customer deposits	23,748	16,731
Belgium social security	2,876	3,522
Income taxes	3,842	3,913
Liabilities held for sale	—	1,316
Total current liabilities	74,761	60,495

LONG TERM OBLIGATIONS
Long-term debt, less current maturities	5,210	6,681
Long-term foreign exchange contracts, less current maturities	295	1,072
Derivative instrument	65	318
Other long-term liabilities	1,353	682
Total long-term obligations	6,923	8,753

TOTAL LIABILITIES	81,684	69,248

CONTINGENCIES AND COMMITMENTS
STOCKHOLDERS’ EQUITY
Preferred stock, no par value; authorized 1,000,000 shares; none issued	-	-
Common stock, par value, $.10 per share; authorized 30,000,000 shares;
issued and outstanding, 8,172,368 at September 30, 2009 and 8,079,509 at
December 31, 2008	817	808
Capital in excess of par value	56,361	55,912
Accumulated deficit	(40,783)	(38,351)
Accumulated other comprehensive income	17,010	16,082
Total stockholders' equity	33,405	34,451

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,089	$103,699

(a)	Condensed consolidated balance sheet as of December 31, 2008, has been derived from audited consolidated financial statements.

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

			Nine Months Ended September 30,
			2009	2008
Cash flows from operating activities
Net Loss			$(2,432)	$(8,609)
Less: Gain on sale of subsidiaries			(1,856)	(113)
	Discontinued operations, net of tax		1,679	2,063
				—

Loss from continuing operations			(2,609)	(6,659)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities, net of divestitures:
Depreciation and amortization			3,201	4,568
	Unrealized (gain) loss on forward contracts		(912)	1,473
Loss on sale of fixed assets			90	—
	Net (gain) loss related to fair value of notes and warrants		(257)	682
	Provision (reduction) for estimated losses on contracts		(52)	906
	Provision (reduction) for warranty reserves, uncollectible accounts and inventory obsolescence		(55)	495
	Common stock and stock option awards		322	292
Deferred director stock awards			82	54
	(Increase) decrease in operating assets and increase (decrease) in liabilities, net
	of effects from discontinued businesses
	Restricted cash		1,833	5,076
	Accounts receivable		(7,475)	(13,374)
	Costs and accrued earnings on uncompleted contracts		(11,779)	(19,580)
	Inventories		1,462	(1,271)
	Contracts in progress		(944)	(3,265)
	Prepaid and other current assets		(1,263)	629
	Accounts payable and accrued liabilities		2,274	4,419
	Customer deposits		6,130	4,139
	Deferred compensation		614	40
	Income taxes		(284)	390

		Net cash used in operating activities - continuing operations	(9,622)	(20,986)
		Net cash provided by operating activities - discontinued
		operations	—	3,436

		Net cash used in operating activities	(9,622)	(17,550)

Cash flows from investing activities
Capital expenditures			(1,220)	(1,493)
Procceds from sale of fixed assets			137	-
Net proceeds from sale of subsidiaries			2,023	2,433
		Net cash provided by investing activities - continuing
		operations	940	940
		Net cash used in investing activities - discontinued
		operations	—	(114)

		Net cash provided by investing activities	940	826

Cash flows from financing activities
Increase in short-term borrowings			$977	$2,587
Principal payments on senior convertible notes			(928)	(481)
Bank overdraft			3,993	(1,822)
Net borrowings (repayments) of long-term debt and capital lease obligations			(213)	(702)
Net cash transferred to discontinued operations			-	3,090
Proceeds from employee stock purchases			54	80
Retirement of stock			—	(9)

		Net cash provided by financing activities - continuing
		operations	3,883	2,743
		Net cash used in financing activities - discontinued
		operations	—	(3,136)
		Net cash provided by (used in) financing activities	3,883	(393)

Net change in cash of discontinued operations			-	(185)
Effects of exchange rate on cash			66	460

		NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,733)	(16,842)
Cash and cash equivalents at beginning of period			8,816	21,651
Cash and cash equivalents at end of period			$4,083	$4,809

Supplemental Disclosures of Cash Flow information
Cash paid during the period for
Interest			$3,609	$5,518
Taxes			$28	$99
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Capital leases			$22	$26

The Allied Defense Group, Inc
Calculation of EBITDA from continuing operations
(Unaudited)
(All amounts are in thousands of U.S. Dollars)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Consolidated Net Income (Loss) from continuing operations	$1,637	$(673)	$264	$(3,351)
Any extraordinary or non recurring gains or losses
(Gain) loss from fair value of notes and warrants	(8)	(706)	(247)	527
Loss from Sale of Fixed Assets	-	-	-	231
Non-cash expenses associated with stock compensation
expense	145	122	286	304

Adjusted Net Income (Loss) from continuing operations	$1,774	$(1,257)	$303	$(2,289)
Interest Income	(28)	(251)	(63)	(409)
Interest Expense	1,040	2,351	1,904	4,041
Income tax expense	137	194	137	322
Depreciation and Amortization Expense	1,046	1,392	2,069	2,702
Any non-cash transactions:
Foreign currency (gain) loss	(436)	128	527	197
Adjustments related to Inventory	(290)	57	(97)	171
Other non-cash charges	178	153	207	153

Consolidated EBITDA	$3,421	$2,767	$4,987	$4,888

*Earnings before interest, taxes, depreciation and amortization, non-cash stock compensation and payments, non-cash charges that do not result in future cash obligations, any extraordinary or non recurring gains (losses) and any non-cash transactions (EBITDA) is not intended to present a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Nor should Consolidated EBITDA from continuing operations be considered as an alternative to statements of cash flows as a measure of liquidity. Consolidated EBITDA from continuing operations is included herein as means to measure operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies. The measurement of EBITDA from continuing operations, as provided above, is defined in the terms of the Company’s senior secured convertible notes that were repaid in January 2009 and may not reflect EBITDA from continuing operations as calculated by other parties. The above table reconciles GAAP Net Income (Loss) from continuing operations to EBITDA from continuing operations for the reported periods.

About The Allied Defense Group, Inc.

The Allied Defense Group, Inc. is a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products and services for use by the U.S. and foreign governments.

For more information, please visit our web site: www.allieddefensegroup.com.

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

Contact:

Geoff Grande, CFA
FD
P: 617-747-1721
F: 617-897-1511
geoff.grande@fd.com

SOURCE: The Allied Defense Group, Inc.

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